SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 30, 2012     Date of earliest event reported: May 23, 2012

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 West 26th Street New York, NY		10001
(Address of principal executive offices)		(Zip Code)

(212) 827-8000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Martha Stewart Living Omnimedia, Inc. (the “Company”) was held on May 23, 2012 (the “Stockholders’ Meeting”). Holders of Class A Common Stock and Class B Common Stock, voting as one class, voted on the following three proposals at the Stockholders’ Meeting and cast their votes as follows:

Proposal 1:

The following individuals were elected to serve as directors until the Company’s 2013 Annual Meeting of Stockholders, or until their successors are duly elected and qualified, by the votes set forth in the following table:

Directors	Votes For	Votes Withheld
Martha Stewart	278,507,950	1,906,761
Lisa Gersh	279,708,862	705,849
Charlotte Beers	280,132,228	282,483
Frederic Fekkai	278,412,513	2,002,198
Arlen Kantarian	278,415,232	1,999,479
William Roskin	278,401,023	2,013,688
Margaret Smyth	280,115,230	299,481

Proposal 2:

The stockholders approved an amendment to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Stock Option Compensation Plan to increase the number of shares reserved for issuance by 4,557,272, by the votes set forth in the following table:

For	Against	Abstain
274,570,905	4,457,550	1,386,256

Proposal 3:

The stockholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the proxy statement, by the votes set forth in the following table:

For	Against	Abstain
275,898,395	2,586,964	1,929,352

Because there were no routine matters to be voted upon at the Stockholders’ Meeting, no broker non-votes were recorded for any purpose.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: May 30, 2012	By:	/s/ Daniel Taitz
Chief Administrative Officer and General Counsel

3